As filed with the Securities and Exchange Commission on December 20, 2013

Registration No. 333-115770

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

McDonald’s Corporation

(Exact name of registrant as specified in its charter)

Delaware	36-2361282
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One McDonald’s Plaza, Oak Brook, Illinois	60523-1900
(Address of Principal Executive Offices)	(Zip Code)

McDONALD’S CORPORATION

AMENDED AND RESTATED 2001 OMNIBUS STOCK OWNERSHIP PLAN

(Full title of the plan)

Gloria Santona

Corporate Executive Vice President,

General Counsel and Secretary

McDonald’s Corporation

One McDonald’s Plaza

Oak Brook, Illinois 60523-1900

 (Name and address of agent for service)

(630) 623-3000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-115770) filed by McDonald’s Corporation (the “Registrant”) with the U.S. Securities and Exchange Commission on May 21, 2004 (the “Registration Statement”) to register 52,511,331 shares of the Registrant’s Common Stock for issuance under the McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan (the “2001 Plan”).  The Registrant is filing this Post-Effective Amendment to deregister certain shares of the Registrant’s Common Stock previously registered on the Registration Statement.

The Registrant’s stockholders approved the McDonald’s Corporation 2012 Omnibus Stock Ownership Plan (the “2012 Plan”) on May 23, 2013 and, accordingly, 18,144,042 shares of Common Stock that would otherwise have been available for grant (i.e., not subject to outstanding awards or forfeited, cancelled, exchanged, surrendered or not distributed) under the 2001 Plan (the “Carryover Shares”) were available for issuance, offer and sale under the 2012 Plan as of December 20, 2013.  No future awards will be made under the 2001 Plan.  Therefore, the Carryover Shares are hereby deregistered.  The Registration Statement otherwise continues in effect as to the balance of the shares of Common Stock subject to outstanding awards under the 2001 Plan.

Contemporaneously with the filing of this Post-Effective Amendment, the Registrant is filing a registration statement on Form S-8 to register the Carryover Shares under the 2012 Plan.

In accordance with the principles set forth in Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to the General Instructions to Form S-8, this Post-Effective Amendment to the Registration Statement is hereby filed (i) to reallocate the Carryover Shares from the 2001 Plan to the 2012 Plan, and (ii) to carry over the registration fees paid for the Carryover Shares from the Registration Statement to the registration statement on Form S-8 for the 2012 Plan that is filed contemporaneously with the filing of this Post-Effective Amendment.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

24	Power of Attorney.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on this 20th day of December, 2013.

McDONALD’S CORPORATION

By:	/s/ Gloria Santona
Gloria Santona
Corporate Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature Title	Date

*	December 20, 2013
Susan E. Arnold
Director

*	December 20, 2013
Peter J. Bensen
Corporate Executive Vice President and Chief Financial Officer

*	December 20, 2013
Robert A. Eckert
Director

*	December 20, 2013
Enrique Hernandez, Jr.
Director

*	December 20, 2013
Jeanne P. Jackson
Director

*	December 20, 2013
Richard H. Lenny
Director

*	December 20, 2013
Walter E. Massey
Director

*	December 20, 2013
Andrew J. McKenna
Chairman of the Board and Director

*	December 20, 2013
Cary D. McMillan
Director

Signature Title	Date

*	December 20, 2013
Kevin M. Ozan
Corporate Senior Vice President — Controller

*	December 20, 2013
Sheila A. Penrose
Director

*	December 20, 2013
John W. Rogers, Jr.
Director

*	December 20, 2013
Roger W. Stone
Director

/s/ Donald Thompson	December 19, 2013
Donald Thompson
President, Chief Executive Officer and Director

*	December 20, 2013
Miles D. White
Director

*                 Gloria Santona, the undersigned attorney-in-fact, by signing her name hereto, does hereby sign and execute this Post-Effective Amendment No.1 on behalf of the above indicated directors and officers of the Registrant pursuant to a power of attorney filed with the U.S. Securities and Exchange Commission.

By:	/s/ Gloria Santona
Gloria Santona
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

24	Power of Attorney.